Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3
(Form Type)

BrightSpire Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, $0.01 par value per share	Other	34,911,944(1)	$6.32	$220,643,486.08	$0.0001102	$24,314.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$220,643,486.08		$24,314.91
	Total Fees Previously Paid							$0
	Total Fee Offsets							$24,314.91
	Net Fee Due							$0

(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of Class A common stock that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Class A common stock of the registrant as reported on the New York Stock Exchange on October 3, 2022.
Table 2: Fee Offset Claims and Sources

Rules 457(b) and 0-11(a)(2)
	Registrant or Filer Name (1)	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Colony Credit Real Estate, Inc.	S-3	333-234181	October 11, 2019		$24,314.91(2)	Equity	Class A Common Stock, $0.01 par value per share	38,448,989	$531,365,027.98
Fee Offset Sources	Colony Credit Real Estate, Inc.	S-3	333-234181		October 11, 2019						$68,971.18(3)

(1)BrightSpire Capital, Inc. (the “Company”) was formerly known as Colony Credit Real Estate, Inc. and changed its name effective June 24, 2021.
(2)The registrant terminated the offering that included the unsold securities under the Registration Statement on Form S-3 (Registration No. 333-234181) filed with the Securities and Exchange Commission on October 11, 2019.
(3)Following the filing of this registration statement, $44,656.27 will remain available to offset future registration fees.